                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints R. Scott Wheeler, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this report, and to file the same, with all exhibits thereto,a nd other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     /s/ Richard Beckert                                      March 30, 2001
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Richard N. Beckert

         /s/ Richard FitzPatrick                              March 30, 2001
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Richard M. FitzPatrick

         /s/ Daniel Decker                                    March 30, 2001
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Daniel A. Decker

       /s/ Philip Migicovsky                                  March 30, 2001
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Philip Migicovsky

        /s/ William Kearns, Jr.                               March 30, 2001
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William M. Kearns, Jr.

         /s/ Steven Scheetz                                   March 30, 2001
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Steven D. Scheetz

       /s/ Bert Wasserman                                     March 30, 2001
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Bert W. Wasserman